Q2 2018 Earnings Release Published July 30, 2018 (Earnings Conference Call July 31, 2018) David Graziosi, President & Chief Executive Officer Fred Bohley, Vice President & Chief Financial Officer Exhibit 99.2

Safe Harbor Statement The following information contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of our net sales in our top five customers and the loss of any one of these; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs; U.S. and foreign defense spending; general economic and industry conditions; increases in cost, disruption of supply or shortage of raw materials or components used in our products; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; risks associated with our international operations, including increased trade protectionism; future reductions or changes in government subsidies for hybrid vehicles and other external factors impacting demand; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; and our intention to pay dividends and repurchase shares of our common stock. Allison Transmission cannot assure you that the assumptions made in preparing any of the forward- looking statements will prove accurate or that any long-term financial goals will be realized. All forward-looking statements included in this presentation speak only as of the date made, and Allison Transmission undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. In particular, Allison Transmission cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities, long-term financial goals or the value we currently ascribe to certain tax attributes set forth herein. Actual results may vary significantly from these statements. Allison Transmission’s business is subject to numerous risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein. Important factors that could cause actual results to differ materially are discussed in Allison Transmission’s Annual Report on Form 10-K for the year ended December 31, 2017.

Non-GAAP Financial Information We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to Adjusted EBITDA is Net income. The most directly comparable GAAP measure to Adjusted EBITDA as a percent of net sales is Net income as a percent of net sales. Adjusted EBITDA is calculated as the earnings before interest expense, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Senior Secured Credit Facility. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales. We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for repayment of debt, stockholder distributions and strategic opportunities. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities after additions of long-lived assets and certain other adjustments.

Call Agenda Q2 2018 Performance 2018 Guidance Update

Q2 2018 Performance Summary ($ in millions) Q2 2018 Q2 2017 % Variance Net Sales $711 $580 22.6% Gross Margin % 52.6% 50.0% 260 bps Net Income $174 $95 83.2% Adjusted EBITDA(1) $297 $225 32.0% See Appendix for a reconciliation of Adjusted EBITDA. Commentary Net Sales: increase was principally driven by higher demand in the Global On-Highway, Global Off-Highway and Service Parts, Support Equipment & Other end markets. Gross Margin: increase was principally driven by increased net sales and price increases on certain products partially offset by unfavorable material costs. Net Income: increase was principally driven by increased gross profit partially offset by increased product initiatives spending and increased selling, general and administrative expenses. Adjusted EBITDA: increase was principally driven by increased net sales and price increases on certain products partially offset by increased product initiatives spending, increased selling, general and administrative expenses, increased manufacturing expenses commensurate with increased net sales, and unfavorable material costs.

Q2 2018 Sales Performance ($ in millions) End Markets Q2 2018 Q2 2017 % Variance Commentary North America On-Hwy $343 $314 9% Principally driven by higher demand for Rugged Duty Series models North America Off-Hwy $31 $5 520% Principally driven by higher demand from hydraulic fracturing applications Defense $43 $30 43% Principally driven by higher Tracked and Wheeled demand Outside North America On-Hwy $101 $85 19% Principally driven by higher demand in Asia and Europe Outside North America Off-Hwy $24 $10 140% Principally driven by improved demand in the energy, mining and construction sectors Service Parts, Support Equipment & Other $169 $136 24% Principally driven by higher demand for global service parts and support equipment Total $711 $580 23%

Q2 2018 Financial Performance

($ in millions, except per share data)	Q2 2018	Q2 2017	$ Var	% Var	Commentary
Net Sales	$711	$580	$131	22.6%	Increase was principally driven by higher demand in the Global On-Highway, Global Off-Highway and Service Parts, Support Equipment & Other end markets
Cost of Sales	$337	$290	($47)	(16.2%)	
Gross Profit	$374	$290	$84	29.0%	Increase was principally driven by increased net sales and price increases on certain products partially offset by higher manufacturing expenses commensurate with increased net sales and unfavorable material costs
Operating Expenses					
Selling, General and Administrative	$93	$88	($5)	(5.7%)	Increase was principally driven by higher warranty expense commensurate with increased net sales partially offset by lower incentive compensation expense
Engineering – Research and Development	$33	$25	($8)	(32.0%)	Increase was principally driven by increased product initiatives spending
Total Operating Expenses	$126	$113	($13)	(11.5%)	
Operating Income	$248	$177	$71	40.1%	
Interest Expense, net	($30)	($27)	($3)	(11.1%)	Increase was principally driven by interest expense for the 4.75% Senior Notes due October 2027 partially offset by 2017 interest expense for interest rate derivatives that were terminated in December 2017
Other Income (Expense), net	$4	($4)	$8	200.0%	Change was principally driven by net periodic benefit credits related to postretirement benefit plan amendments and 2017 technology-related investment expense that did not recur in 2018
Income Before Income Taxes	$222	$146	$76	52.1%	
Income Tax Expense	($48)	($51)	$3	5.9%	Decrease in the effective tax rate was principally driven by the U.S. Tax Cuts and Jobs Act enacted into law in December 2017
Net Income	$174	$95	$79	83.2%	
Diluted Earnings Per Share	$1.29	$0.63	$0.66	104.8%	Q2 2018: 135M shares; Q2 2017: 152M shares
Adjusted EBITDA(1)	$297	$225	$72	32.0%	

(1) See appendix for the reconciliation from Net Income.

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Allison Transmission

Q2 2018 Cash Flow Performance

($ in millions)	Q2 2018	Q2 2017	$ Variance	% Variance	Commentary
Net Cash Provided by Operating Activities	$213	$166	$47	28.3%	Principally driven by increased gross profit partially offset by increased defined benefit pension plans funding payments, increased cash income taxes, increased product initiatives spending and increased cash interest expense
CapEx	$19	$12	$7	58.3%	Principally driven by timing of productivity and replacement programs spending
Adjusted Free Cash Flow (1)	$194	$154	$40	26.0%	Due to increased Net Cash Provided by Operating Activities partially offset by increased capital expenditures

($ in millions)	Q2 2018	Q2 2017	$ Variance	% Variance	Commentary
Operating Working Capital(2) Percentage of LTM Sales	11.2%	12.5%	N/A	(130 Bps)	Principally driven by higher net sales partially offset by increased operating working capital commensurate with increased net sales
Cash Paid for Interest	$47	$41	$6	14.6%	Principally driven by interest payments for the 4.75% Senior Notes due 2027 partially offset by interest rate hedging settlement payments for contracts terminated in December 2017
Cash Paid for Income Taxes	$45	$31	$14	45.2%	Principally driven by intra-year timing of payments

(1) See Appendix for a reconciliation of Adjusted Free Cash Flow.
(2) Operating Working Capital = A/R + Inventory – A/P.

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2018 Guidance Update Guidance Commentary Net Sales Change from 2017 15 to 18 percent Guidance reflects increased demand in the Global On-Highway and Global Off-Highway end-markets, price increases on certain products and continued execution of our growth initiatives Net Income ($ in millions) $570 to $600 Adjusted EBITDA ($ in millions) $1,040 to $1,080 Net Cash provided by Operating Activities ($ in millions) $765 to $795 CapEx ($ in millions) $85 to $95 Subject to timely completion of development and sourcing milestones Adjusted Free Cash Flow ($ in millions) $670 to $710 Net Cash Provided by Operating Activities less CapEx Cash Income Taxes ($ in millions) $90 to $100

APPENDIX Non-GAAP Financial Information

Non-GAAP Reconciliations (1 of 3)

Adjusted EBITDA reconciliation

$ in millions, Unaudited	For the year ended December 31,					Three months ended June 30,		Last twelve months ended June 30,
	2013	2014	2015	2016	2017	2017	2018	2018
Net income (GAAP)	**$165**	**$229**	**$182**	**$215**	**$504**	**$95**	**$174**	**$651**
plus:								
Interest expense, net	133	138	114	101	103	27	30	111
Income tax expense	101	139	107	126	23	51	48	16
Technology-related investment expenses	5	2	—	1	16	3	—	13
Public offering expenses	2	1	—	—	—	—	—	—
Impairments	—	15	81	—	32	—	—	32
Environmental remediation	—	—	14	—	—	—	—	—
Amortization of intangible assets	105	99	97	92	90	23	22	89
Depreciation of property, plant and equipment	99	94	88	84	80	20	19	80
Loss on redemptions and repayments of long-term debt	1	1	1	—	—	—	—	—
Stockholder activism expenses	—	—	—	4	—	—	—	—
Dual power inverter module extended coverage	(2)	1	(2)	1	(2)	—	—	(2)
UAW Local 933 signing bonus	—	—	—	—	10	—	—	10
UAW Local 933 retirement incentive	—	—	—	—	—	—	—	7
Unrealized loss (gain) on commodity hedge contracts	2	(1)	1	(2)	—	1	—	—
Unrealized loss on foreign exchange	2	5	1	1	—	1	1	4
Expenses related to long-term debt refinancing	—	—	25	12	—	—	—	—
Restructuring charges	1	1	—	—	—	—	—	—
Stock-based compensation expense	13	15	11	9	12	4	3	12
Adjusted EBITDA (Non-GAAP)	**$627**	**$739**	**$720**	**$644**	**$868**	**$225**	**$297**	**$1,023**
Net Sales (GAAP)	**$1,927**	**$2,127**	**$1,986**	**$1,840**	**$2,262**	**$580**	**$711**	**$2,557**
Net income as a percent of net sales	**8.6%**	**10.8%**	**9.2%**	**11.7%**	**22.3%**	**16.4%**	**24.5%**	**25.5%**
Adjusted EBITDA as a percent of net sales	**32.5%**	**34.7%**	**36.2%**	**35.0%**	**38.4%**	**38.8%**	**41.8%**	**40.0%**

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Allison Transmission

Non-GAAP Reconciliations (2 of 3) Adjusted Free Cash Flow reconciliation Last twelve months ended $ in millions, Unaudited June 30, 2013 2014 2015 2016 2017 2017 2018 2018 Net Cash Provided by Operating Activities (GAAP) $464 $573 $580 $591 $658 $166 $213 $747 (Deductions) or Additions: Long-lived assets (75) (64) (58) (71) (91) (12) (19) (100) Technology-related license expenses 6 6 — — — — — — Stockholder activism expenses — — — 4 — — — — Excess tax benefit from stock-based compensation 14 25 8 6 — — — — Adjusted Free Cash Flow (Non-GAAP) $409 $540 $530 $530 $567 $154 $194 $647 June 30, Three months ended For the year ended December 31,

Non-GAAP Reconciliations (3 of 3) Guidance reconciliation